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              [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]



                                                                     EXHIBIT 5.1


March 23, 2004

Pacific Gas and Electric Company
77 Beale Street
San Francisco, CA  94177

Re:   Pacific Gas and Electric Company
      Registration Statement (File No. 333-109994)

Ladies and Gentlemen:

With respect to $6,700,000,000 aggregate principal amount of First Mortgage Bonds (the "Bonds") to be issued and sold by Pacific Gas and Electric Company (the "Company") under the Registration Statement on Form S-3, File No. 333-109994, filed by the Company with the Securities and Exchange Commission (the "Commission") on October 27, 2003, as amended by Amendment No. 1 thereto filed with the Commission on March 2, 2004 (as amended, the "Registration Statement"), and the related prospectus contained in the Registration Statement, as supplemented by the Prospectus Supplement, dated March 18, 2004, filed with the Commission under its Rule 424(b) (together, the "Prospectus"), we have examined the Registration Statement, the Prospectus and the Indenture of Mortgage (the "Indenture") between the Company and BNY Western Trust Company, as trustee (the "Trustee"), dated as of March 11, 2004, as supplemented by the First Supplemental Indenture (the "Supplement"), dated as of March 23, 2004, pursuant to which the Bonds will be issued. The Indenture, the Supplement and this opinion letter are being filed with the Commission with the Company's Current Report on Form 8-K dated March 23, 2004 (the "Current Report").

We also have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of the opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, assuming that the Bonds are issued and sold as contemplated by the Registration Statement and the Prospectus, we are of the opinion that the Bonds will be legal and binding obligations of the Company.

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Pacific Gas and Electric Company
March 23, 2004
Page 2

The opinion set forth above is subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers or conveyances, preferences and equitable subordination); (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is considered in a proceeding in equity or at law); and
(c) the matters relating to remedies available to the Trustee as mortgagee under California law and the possible need for regulatory approvals for any sale or other disposition upon foreclosure under the Indenture discussed under the caption "Description of the Senior Secured Bonds -- Certain Aspects of a Mortgage" in the Prospectus.

The opinion expressed herein is limited to the laws of the State of California and the federal laws of the United States of America.

We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement which incorporates the Current Report by reference. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP